                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                PELICAN FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                                52-1549401
  (State of incorporation or organization)             (I.R.S. Employer
                                                      Identification no.)

   315 EAST EISENHOWER, ANN ARBOR MICHIGAN                   48108
  (Address of Principal Executive Offices)                (Zip Code)

   If this form relates to the              If this form relates to the
   registration of a class of               registration of a class of
   securities pursuant to Section           securities pursuant to Section
   12(b) of the Exchange Act and is         12(g) of the and is effective
   effective pursuant to General            pursuant to General Instruction
   A.(c), please check the following        Exchange Act Instruction A.(d),
   box. [X]                                 please check the following box. [ ]

Securities Act registration statement to which this form relates:      333-76841
                                                                 (If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:


          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
Common stock, par value $0.01 per share        American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                                (Title of Class)


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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.

         The information set forth under the captions "Restrictions on Acquisition of Pelican Financial" and "Description of Capital Stock" in the Prospectus included in Part I of the Registration Statement on Form S-1 of the registrant, originally filed with the Securities and Exchange Commission on April 22, 1999 (File No. 333-76841) (the "Registration Statement"), is incorporated by reference in response to this Item 1.

ITEM 2.           EXHIBITS

EXHIBIT NO.       DESCRIPTION

      1. Specimen Common Stock Certificate of Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement)

      2. Certificate of Incorporation of Registrant and Amendments Thereto (incorporated by reference from Exhibit 3.1 to the Registration Statement)

      3. Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement)



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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PELICAN FINANCIAL, INC.


Dated:   October   15, 1999       By:  /s/ Charles C. Huffman
       ----------  ---------                  ---------------------------------
                                           Charles C. Huffman
                                           Chairman and Chief Executive Officer